UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2007

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-04762	95-2051630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone, including area code: 215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to Employment Agreement with Joseph Neubauer

On November 15, 2007, the employment agreement of Joseph Neubauer, Chairman and Chief Executive Officer of the ARAMARK Corporation (the “Company”), dated November 2, 2004, was amended so that the agreement would comply with Section 409A of the Internal Revenue Code (the “Code”). The amendment provides that since Mr. Neubauer is a “specified employee” within the meaning of Section 409A of the Code, payment(s) under the agreement cannot be made until six months after his employment terminates except to the extent permitted under Section 409A. A copy of the employment agreement amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Management Stock Incentive Plan

Holdings, the Company’s ultimate parent, established the ARAMARK Holdings Corporation 2007 Management Stock Incentive Plan (the “Stock Incentive Plan”) in January 2007. The Board of Directors (the “Board”) of ARAMARK Holdings Corporation (“Holdings”) approved, and the stockholders of Holdings adopted by written consent, an amended and restated Stock Incentive Plan on November 13, 2007. The Stock Incentive Plan, as amended and restated, incorporates certain changes, including (1) adding the provisions from a February 2007 amendment to permit the issuance of director deferred stock units, (2) providing that the Holdings Compensation and Human Resources Committee can change the form of award agreement for future awards in order to correct defects, supply omissions, reconcile inconsistencies, or aid in the administration of the Stock Incentive Plan and (3) establishing limits on the number of shares for which options or other share-based awards may be granted to any participant in any year and on the amount of a performance-based award under the Stock Incentive Plan that may be paid in cash to any participant in any year. A copy of the Stock Incentive Plan, as amended and restated, is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Form of Non Qualified Stock Option Agreement

Stock options granted under the Stock Incentive Plan have been, and will in the future be, awarded pursuant to a Non-Qualified Stock Option Agreement with Holdings (the “Option Agreement”). On November 13, 2007, the Board of Directors of Holdings approved a new form of Option Agreement that is similar to the forms that have been filed previously. Changes include that a Certificate of Grant has been incorporated into the form of agreement and the illustrative examples in the Option Agreement have been modified. In addition, the Board of Holdings approved the adjustment of the EBIT targets for outstanding performance-based options to reflect certain acquisitions and dispositions in accordance with the terms of the Option Agreement. The revised annual

EBIT targets for fiscal years 2007, 2008, 2009, 2010 and 2011 are $705.1 million, $755.2 million, $815.5 million, $886.0 million and $953.0 million, respectively. The revised cumulative EBIT targets for fiscal years 2009, 2010 and 2011 are $1,570.7 million, $2,456.7 million and $3,409.7 million, respectively. The above performance targets are not a prediction of how the Company will perform during the fiscal years 2008 through 2011. The Company is not providing any guidance, nor updating any prior guidance, of its future performance with the disclosure of these performance targets, and you are cautioned not to rely on these performance targets as a prediction of the Company’s future performance. A copy of the Option Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Senior Executive Annual Performance Bonus Plan

The Board of Holdings approved, and the stockholders of Holdings adopted by written consent, a Senior Executive Annual Performance Bonus Plan (the “Bonus Plan”) on November 13, 2007 that is intended to provide for an annual performance bonus for the CEO and other designated executive officers of the Company that is intended to qualify as performance-based compensation under Section 162(m) of the Code. The Bonus Plan is similar to and replaces the Company’s Senior Executive Annual Performance Bonus Arrangement that was approved in 2003.

The Holdings Compensation and Human Resources Committee (the “Compensation Committee”) has been designated by the board of directors to administer the provisions of the Bonus Plan, and has delegated its authority to the Holdings Stock Committee, which is composed of directors who qualify as outside directors within the meaning of Section 162(m) of the Code. The committee administering the Bonus Plan is required generally to designate participants and, for each participant, to set one or more performance goals for a fiscal year not later than 90 days after the beginning of such fiscal year. For fiscal 2008, the Stock Committee has designated Messrs. Neubauer, Sutherland, Kerin, Colli, Saligram and Vozzo and Ms. McKee as participants.

Under the Bonus Plan, the annual performance goals, which may differ for each participant, must be based on attainment of target levels of or a targeted percentage increase in or, to the extent permitted under Section 162(m) of the Code, solely upon the achievement of, one or more of the following Company or business group criteria: earnings before interest and taxes, return on net assets, net income, after tax return on investment, sales, revenues, earnings per share, total shareholder return, return on equity, return on investment, total business return, return on gross investment, operating cash flow, free cash flow, stock price appreciation, operating income or pre-tax income. The measures may be based on absolute performance or performance relative to a peer group or other external measure of selected performance. The bonus amount may be a specified dollar amount, or may be equal to a specified share of a bonus pool that is based on a percentage of a specified performance goal. Performance goals under the Bonus Plan will be adjusted, upward or downward, to the extent permitted by Section 162(m) to reflect (a) a change in accounting standards, (b) a significant acquisition or divestiture, (c) a significant capital transaction, (d) any other unusual, nonrecurring items that are separately identified and quantified in Holding’s audited financial statements, (e) or any other extraordinary item or event, so long as such accounting change is required or such transaction or nonrecurring item occurs after the goals for the fiscal year are established, and such exclusions are stated at the time the performance goals are determined. Performance goals may be adjusted, upward or downward, to reflect any other extraordinary item or event, so long as any such item or event is separately identified as an item or event requiring adjustment of such goals at the time the performance goals are determined, and such item or event occurs after the goals for the fiscal year are established.

Provisions were added to the Bonus Plan to ensure that the Bonus Plan is compliant with Section 409A of the Code. The Bonus Plan will by its terms expire in 2012. A copy of the Bonus Plan is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

On November 12, 2007, the Compensation and Human Resources Committee of the Holdings Board approved increases to the annual base salaries, effective January 1, 2008, for the following Named Executive Officers of the company. The amounts of the increased salaries of such Named Executive Officers are, for L. Frederick Sutherland, $680,000, for Andrew C. Kerin, $660,000, for Bart J. Colli, $610,000, for Lynn B. McKee, $555,000, for Ravi Saligram, $565,000, and for Thomas J. Vozzo, $555,000.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Number	Description
10.1	Amendment dated November 15, 2007 to the Employment Agreement dated November 2, 2004 between ARAMARK Corporation and Joseph Neubauer

10.2	ARAMARK Holdings Corporation 2007 Management Stock Incentive Plan (as amended and restated)

10.3	Form of Non Qualified Stock Option Agreement

10.4	Senior Executive Annual Performance Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: November 16, 2007	By:	/s/ L. FREDERICK SUTHERLAND
	Name:	L. Frederick Sutherland
	Title:	Executive Vice President and Chief Financial Officer

Index to Exhibits

Number	Description
10.1	Amendment dated November 15, 2007 to the Employment Agreement dated November 2, 2004 between ARAMARK Corporation and Joseph Neubauer

10.2	ARAMARK Holdings Corporation 2007 Management Stock Incentive Plan (as amended and restated)

10.3	Form of Non Qualified Stock Option Agreement

10.4	Senior Executive Annual Performance Bonus Plan